UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2024

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allentown Parkway Allen, Texas 75002
(Address of principal executive offices) (Zip Code)

(972) 390-9800
(Registrant’s telephone number, including area code) Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On May 28, 2024, Atrion Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nordson Corporation, an Ohio corporation (“Parent”) and Alpha Medical Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.10 per share, of the Company issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”), other than Shares (a) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company, (b) owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or (c) held by holders who (i) are entitled to demand appraisal rights under Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), (ii) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (iii) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL, will be automatically canceled and converted into the right to receive $460 in cash, without interest (the “Consideration”).

In addition, at the Effective Time, each outstanding restricted stock unit granted to an employee or non-employee service provider, whether stock-settled or cash-settled, whether settled on a current or deferred basis, and whether or not granted pursuant to a Company stock plan (each, a “Company RSU”), whether vested but unsettled or unvested (including Company RSUs with market- or performance-based conditions (“Company PSUs”)), will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the Consideration and (b) the aggregate number of Shares underlying or denominated by such Company RSU (with respect to Company PSUs, vesting at target), less applicable taxes and authorized deductions.

The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including the (i) the affirmative vote of the holders of a majority of all outstanding Shares to adopt the Merger Agreement (the “Company Stockholder Approval”) having been obtained, (ii) the absence of any decision, injunction, decree, ruling, law or order enacted, issued, promulgated, enforced or entered by any governmental authority enjoining or otherwise prohibiting or making illegal the consummation of the Merger (the “No Order Condition”), (iii) the expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any agreement with a governmental authority not to consummate the Merger, (iv) the receipt of certain additional consents, approvals, non-disapprovals and other authorizations of certain other governmental bodies applicable to the Merger (collectively with the condition described in the foregoing clause (iii), the “Required Regulatory Approvals”), (v) subject to certain customary exceptions, the accuracy of the representations and warranties of each of the Company, Parent and Merger Sub, as applicable, (vi) the performance by the Company, Parent and Merger Sub, as applicable, in all material respects of their respective obligations under the Merger Agreement, and (vii) in the case of Parent, (A) the absence of any material adverse effect of the Company, and (B) (x) the No Order Condition being satisfied, and (y) the Required Regulatory Approvals having been obtained, in the case of each of (x) and (y), without the imposition of a Burdensome Condition (as defined in the Merger Agreement).

Each of the Company, Parent and Merger Sub has made customary representations and warranties in the Merger Agreement and the Company has agreed to customary covenants regarding the operation of its business prior to the Effective Time.

The Merger Agreement also includes covenants requiring the Company not to (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that would be reasonably expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an Acquisition Proposal, or (iii) execute or enter into any acquisition agreement regarding, or that is intended to result in, or could reasonably be expected to lead to, any Acquisition Proposal, subject to, prior to receipt of the Company Stockholder Approval, a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, or engage in negotiations or discussions with, third parties with respect to an Acquisition Proposal if the Company complies with certain notice and other requirements and the Company’s board of directors (the “Company Board”) (x) determines in good faith (after consultation with its outside legal counsel and outside financial advisor) that such Acquisition Proposal is, or would reasonably be likely to lead to, a Superior Proposal (as defined in the Merger Agreement) and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval. Prior to obtaining the Company Stockholder Approval, the Company Board also has the right, in connection with (i) the receipt of a Superior Proposal (as determined in good faith by the Company Board after consultation with its outside legal counsel and outside financial advisor) or (ii) an Intervening Event (as defined in the Merger Agreement), to change its recommendation in favor of the Merger or, in the case of a Superior Proposal, to terminate the Merger Agreement (subject to the payment of a termination fee) in order to enter into an acquisition agreement with respect to a Superior Proposal, in each case, subject to complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or intervening event, as applicable), if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $20 million, including if the Merger Agreement is terminated (i) by the Company in order to enter into a definitive agreement providing for a Superior Proposal or (ii) by Parent following a change by the Company Board of its recommendation that the Company’s stockholders vote to adopt the Merger Agreement. This termination fee will also be payable if the (y) Merger Agreement is terminated under certain circumstances, and at or prior to such termination, an Acquisition Proposal has been publicly announced, disclosed or otherwise made public and not withdrawn within a specified period of time, and (z) within 12 months of such termination, the Company or any subsidiary of the Company enters into, or submits to the stockholders of the Company for adoption, a definitive agreement with respect to an acquisition proposal or consummates any transaction that is the subject of an Acquisition Proposal, in each case involving more than 50% of the Company’s assets or the Shares.

The Merger Agreement also provides that Parent will be required to pay the Company a termination fee in an amount equal to $40.725 million upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, if, at the time of such termination, (i) the Required Regulatory Approvals have not been obtained, (ii) there is a law or order that enjoins or otherwise prohibits or makes illegal the consummation of the Merger or imposes a Burdensome Condition, in each case, if such law or order relates to a Required Regulatory Approval, (iii) the Company Stockholder Approval has been obtained, and (iv) all of the conditions to the Parent’s and Merger Sub’s obligations to consummate the Merger (other than those to be satisfied at the closing of the Merger) have been satisfied.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations and warranties made by the Company, Parent and Merger Sub in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made by one party to the other parties in connection with the negotiation of the Merger Agreement, and (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws.

Support Agreements

In connection with the execution of the Merger Agreement, each of John P. Stupp, Jr., David Battat, Emile A. Battat, Stupp Bros., Inc. and Montclair Harbour LLC (the “Support Agreement Signatories”) and Parent, have entered into a voting and support agreement (the “Support Agreements”). As of May 28, 2024, the Support Agreement Signatories held, in the aggregate, Shares representing approximately 22% of the voting power of the outstanding Shares.

Under the Support Agreements, the Support Agreement Signatories have, among other things, agreed to, during the term of the Support Agreements, vote the Shares held by the Support Agreement Signatories (i) in favor of the approval and adoption (as applicable) of the Merger Agreement and any actions related thereto; (ii) in favor of any proposal to adjourn a meeting of the holders of Shares at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the holders of Shares to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; (iii) against any acquisition proposal, reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company; (iv) against any action or agreement the consummation of which would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the Merger Agreement; (v) against any action or agreement that would reasonably be expected to result in a material breach or violation of any covenant, representation or warranty or any other obligation of such Support Agreement Signatory contained in the Support Agreements; and (vi) against any change in the membership of the Company Board, unless approved by Parent.

The foregoing description of the Support Agreements and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Support Agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K that are forward looking are based upon current expectations, and actual results or future events may differ materially. Therefore, the inclusion of such forward-looking information should not be regarded as a representation by us that our objectives or plans will be achieved. Such statements include, but are not limited to, statements regarding the financial and business impact and anticipated benefits of the transaction, the closing of the transaction and the timing thereof, business plans and strategy, product launches and product performance and impact. Words such as “expects,” “believes,” “anticipates,” “intends,” “should,” “plans,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements contained herein involve numerous risks and uncertainties, including the risk factors described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K and the specific risk factors discussed herein and in connection with forward-looking statements throughout this Current Report on Form 8-K, and there are a number of factors that could cause actual results or future events to differ materially, including, but not limited to, the following: the risk that the COVID-19 pandemic may again lead to material delays and cancellations of, or reduced demand for, procedures in which our products are utilized; curtailed or delayed capital spending by hospitals and other healthcare providers; disruption to our supply chain; closures of our facilities; delays in training; delays in gathering clinical evidence; diversion of management and other resources to respond to the pandemic; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus will again disrupt global economies and may cause economies in our key markets to enter prolonged recessions; changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; the impact of competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; implementation of new manufacturing processes or implementation of new information systems; our ability to protect our intellectual property; changes in the prices of raw materials; changes in product mix; intellectual property and product liability claims and product recalls; the ability to attract and retain qualified personnel; the loss of, or any material reduction in sales to any significant customers; business disruptions (including disruptions in relationships with employees, customers or suppliers) following the announcement and/or closing of the proposed transaction; and the conditions to the completion of the proposed transaction, including the fact that the receipt of the required regulatory approvals and clearances, may not be satisfied at all or in a timely manner; the fact that the closing of the proposed transaction may not occur or may be delayed. In addition, assumptions relating to budgeting, marketing, product development and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic review which may cause us to alter our marketing, capital expenditures or other budgets, which in turn may affect our results of operations and financial condition. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this Current Report on Form 8-K. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

For a further list and description of these and other important risks and uncertainties that may affect our future operations, refer to Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which we may update in Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q that we will file hereafter. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and we do not undertake any obligation, and disclaim any duty, to supplement, update or revise such statements, whether as a result of subsequent events, changed expectations or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained in this Current Report on Form 8-K.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

The Company, Parent and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at www.atrioncorp.com. Information regarding the Company’s directors and executive officers is contained in the sections entitled “Election of Directors” and “Securities Ownership” included in the Company’s proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on April 9, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/701288/000110465924044922/tm242747d4_def14a.htm) and in the section entitled “Directors, Executive Officers and Corporate Governance” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/701288/000165495424002411/atri_10k.htm). Information regarding Parent’s directors and executive officers is contained in the sections entitled “Election of Directors” and “Security Ownership of Nordson Common Shares by Certain Beneficial Owners and Management” included in Parent’s proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on January 19, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/72331/000119312524010767/d482491ddef14a.htm), in the section entitled “Information About Our Executive Officers” included in Parent’s Annual Report on Form 10-K for the year ended October 31, 2023, which was filed with the SEC on December 20, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/72331/000007233123000242/ndsn-20231031.htm), in Parent’s Form 8-K filed on August 24, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233123000150/ndsn-20230823.htm), in Parent’s Form 8-K filed on January 16, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233124000019/ndsn-20240116.htm), in Parent’s Form 8-K filed on February 14, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233124000030/ndsn-20240214.htm), and in Parent’s Form 8-K filed on April 23, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000072331/000007233124000057/ndsn-20240423.htm). To the extent holdings of Parent securities by the directors and executive officers of Parent have changed from the amounts of securities of Parent held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 28, 2024, by and among Nordson Corporation, Alpha Merger Sub, Inc. and Atrion Corporation.
10.1	Voting and Support Agreement, dated as of May 28, 2024, by and among Nordson Corporation, David Battat, Emile A. Battat and Montclair Harbour LLC.
10.2	Voting and Support Agreement, dated as of May 28, 2024, by and among Nordson Corporation, John P. Stupp, Jr. and Stupp Bros., Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

Date: May 28, 2024	By:	/s/ David A. Battat
David A. Battat President and Chief Executive Officer